UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Howe Street, 10th Floor Vancouver, British Columbia	V6C 2T5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 631-3115

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2022, TMC the metals company Inc. (the “Company”) entered into an At-The-Market Equity Distribution Agreement (the “Agreement”) with Stifel, Nicolaus & Company, Incorporated and Wedbush Securities Inc., as sales agents (the “Agents”), pursuant to which the Company may, from time to time, issue and sell its common shares, without par value, with an aggregate offering price of up to $30 million (the “Shares”) through the Agents.

The offer and sales of the Shares made pursuant to the Agreement, if any, will be made under the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-267479) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 16, 2022, as amended, and declared effective by the SEC on October 14, 2022, the base prospectus contained therein, and a prospectus supplement related to the offering of the Shares dated December 22, 2022.

Under the terms of the Agreement, the Agents may sell the Shares at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended.

Subject to the terms and conditions of the Agreement, the Agents will use their commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has no obligation to sell any of the Shares, and may at any time suspend sales under the Agreement or terminate the Agreement in accordance with its terms. The Company has provided the Agents with customary indemnification rights, and the Agents will be entitled to a fixed commission of up to 3.0% of the aggregate gross proceeds from the Shares sold. The Agreement contains customary representations and warranties, and the Company is required to deliver customary closing documents and certificates in connection with sales of the Shares. The Company has agreed to reimburse the Agents for the fees and disbursements of its counsel, payable upon execution of the Agreement, in an amount not to exceed $75,000 in connection with the establishment of this at-the-market offering program.

The legal opinion of Fasken Martineau DuMoulin LLP, counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Certain information relating to Part II, Item 14 of the above referenced registration statement under the heading “Other Expenses of Issuance and Distribution” with respect to the sale of the Shares under the Agreement is being filed as Exhibit 99.1 to this Current Report on Form 8-K to be incorporated by reference into such registration statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed herewith:

(d)            Exhibits.

Exhibit No.	Description

5.1	Opinion of Fasken Martineau DuMoulin LLP.

10.1	At-The-Market Equity Distribution Agreement, dated December 22, 2022, by and among TMC the metals company Inc., Stifel, Nicolaus & Company, Incorporated and Wedbush Securities Inc.

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (File No. 333-267479).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: December 22, 2022	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer